Exhibit 99

For further information contact:

Peter Tosches: 901-597-8449 (O)

901-692-2220 (C)

peter.tosches@servicemaster.com

FOR IMMEDIATE RELEASE

SERVICEMASTER APPOINTS HANK MULLANY

CHIEF EXECUTIVE OFFICER

MEMPHIS, Tenn. — Feb. 22, 2011 — The ServiceMaster Company today announced the appointment of Hank Mullany to succeed retiring Chief Executive Officer J. Patrick Spainhour, effective March 31. Mullany and Spainhour will begin working together immediately to implement a smooth transition.

ServiceMaster is the parent company of Terminix, TruGreen, American Home Shield, Merry Maids, ServiceMaster Clean, Amerispec, FurnitureMedic and TruGreen LandCare.

Mullany is a seasoned executive with nearly 30 years of retail experience and a strong background in operations, finance and strategic planning. Previously, as executive vice president of Walmart U.S. and president of Walmart’s northern U.S. business, Mullany was responsible for the operation of 1,300 stores and 34 distributions centers across 19 states, leading 400,000 employees.

“Hank is an outstanding leader and brings a wealth of experience to his new role,” said Edward M. Liddy, chairman of ServiceMaster Global Holdings, Inc., the parent company of ServiceMaster. “His expertise, along with a proven track record of executing strategies and producing outstanding results, make him the right person to drive continued growth at ServiceMaster for many years to come.”

Earlier in his career, Mullany served in various senior management positions, including as president of Genuardi’s Family Markets in Pennsylvania. A certified public accountant, he earned both his bachelor’s degree and MBA from Temple University.

“Hank’s background will be a considerable advantage as we continue to find ways to add value for our residential and commercial customers and enhance their experience with our family of brands,” said Liddy.

He added: “Pat has done an outstanding job stabilizing ServiceMaster’s performance and improving profitability during some of toughest economic conditions we’ve seen. His leadership, integrity and commitment to building great relationships, both with customers and those who work with him, will be greatly missed.”

Mullany said he’s looking forward to the opportunity to lead ServiceMaster and continue its rich tradition of service to the company’s 8.5 million customers.

“It’s exciting to be associated with a company that not only has some of the nation’s best-known brands,” said Mullany, “but also places a high value on relationships with its associates, customers and communities.”

About ServiceMaster:

With a network of more than 5,100 company-owned and franchise locations, Memphis-based ServiceMaster is one of the world’s largest residential and commercial service networks.  The company’s high profile brands are TruGreen, TruGreen LandCare, Terminix, American Home Shield, ServiceMaster Clean, Merry Maids, Furniture Medic and AmeriSpec. Through approximately 27,000 corporate employees and a franchise network that independently employs over 31,000 additional people, the ServiceMaster family of brands serves more than 8.5 million customers every year and hold market-leading positions in residential and commercial lawn care and landscape maintenance, termite and pest control, home service contracts, furniture repair, home inspections, residential and commercial cleaning and disaster restoration. More information about ServiceMaster can be found at www.servicemaster.com.

Forward-Looking Statements

This news release may include forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes”, “expects”, “may”, “will”, “shall”, “should”, “would”, “could”, “seek”, “aims”, “projects”, “is optimistic”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution that forward-looking statements are not guarantees of future performance or outcomes, and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this release, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results and outcomes to differ materially from those in the forward-looking statements. For a discussion of such factors, please review the disclosures set forth in ServiceMaster’s periodic reports on Form 10-K and Form 10-Q and its current reports on Form 8-K, which are filed with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this release, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.